UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
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(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o State Street Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares iBoxx $ High Yield Corporate Bond Fund	NYSE Arca, Inc.	13-4355538
iShares KLD 400 Social Index Fund	NYSE Arca, Inc.	30-0382757
iShares Lehman MBS Bond Fund	NYSE Arca, Inc.	51-0593217
iShares S&P California Municipal Bond Fund	NYSE Arca, Inc.	26-0889050
iShares S&P New York Municipal Bond Fund	NYSE Arca, Inc.	26-0889016
iShares S&P National Municipal Bond Fund	NYSE Arca, Inc.	26-0472706
iShares S&P U.S. Preferred Stock Index Fund	NYSE Arca, Inc.	51-0593213

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.                                                                                                                                 [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.                                                                                                                                [   ]
Securities Act registration statement file number to which this form
relates:                                                                                                                                                                                              333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:                                                                        None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For the iShares iBoxx $ High Yield Corporate Bond Fund, iShares Lehman MBS Bond Fund,  iShares S&P California Municipal Bond Fund, iShares S&P New York Municipal Bond Fund and iShares S&P National Municipal Bond Fund, reference is made to Post-Effective Amendment No. 148 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on June 25, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares S&P U.S. Preferred Stock Index Fund, reference is made to Post-Effective Amendment No. 160 to the Registrant’s registration statement on Form N-1A, filed with the SEC on July 29, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares KLD 400 Social Index Fund, reference is made to Post-Effective Amendment No. 164 to the Registrant’s registration statement on Form N-1A, filed with the SEC on August 26, 2008 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.           Registrant's Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a) to the Registrant’s Post-Effective Amendment No. 175 to the registration statement on Form N-1A dated October 6, 2008 (File Nos. 333-92935; 811-09729).

2.           Registrant’s Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 53 to the registration statement on Form N-1A dated September 19, 2006 (File Nos. 333-92935; 811-09729).

3.           Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Post-Effective Amendment No. 74 to the registration statement on Form N-1A dated March 23, 2007 (File Nos. 333-92935; 811-09729).

4.           Form of Global Certificate for the Registrant's Securities being registered hereunder is incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 5, 2008	iSHARES TRUST By: /s/ Eilleen M. Clavere Eilleen M. Clavere Secretary